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                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549

                            _______________________

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported):   April 18, 1997

                               GTS DURATEK, INC.
              (Exact Name of Registrant as Specified in Charter)

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
         DELAWARE                                       0-14292                         22-2476180
(State or Other Jurisdiction of Incorporation)   (Commission File Number)   (IRS Employer Identification No.)
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               10100 Old Columbia Road, Columbia, Maryland 21046
         (Address of Principal Executive Offices)           (ZIP Code)




       Registrant's telephone number, including area code (410) 312-5100




         (Former Name or Former Address, if Changed Since Last Report)

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ITEM  2.  ACQUISITION OR DISPOSITION OF ASSETS.

          On April 18, 1997, GTS Duratek, Inc. (the "Company") acquired 100% of the outstanding capital stock of The Scientific Ecology Group, Inc. ("SEG") from Westinghouse Electric Corporation ("Westinghouse") for $28.0 million in cash and 156,986 shares of the Company's Common Stock. SEG, which was a wholly-owned subsidiary of Westinghouse, is based in Oak Ridge, Tennessee and is the largest commercial radioactive waste processing company in the United States, offering an extensive range of waste processing services and technologies. SEG completed the sale to a third party of its interest in a joint venture for the processing of commercial radioactive ion exchange resins and certain assets related to that business in December 1996. SEG's revenues for the year ended December 31, 1996 were approximately $105 million, excluding those revenues associated with the assets previously sold.

          SEG operates fixed-base processing facilities in Oak Ridge, Tennessee, comprising over 142,000 square feet of facilities. At that site, SEG operates three major commercial radioactive waste processing facilities: the Compaction Facility, the Metal Processing Facility and the Incineration Facility. SEG, through a wholly-owned subsidiary, also provides transportation services for radioactive wastes, and maintains a fleet of tractors, trailers and shipping containers for transporting the wastes. In addition, SEG provides radiological decommissioning and field waste processing services to nuclear clients, including government facilities, commercial facilities and university/research/test facilities. The Company generally intends to continue the businesses of SEG and to use its assets and facilities for the same purposes as they were used prior to the acquisition.

          The Company paid the cash portion of the purchase price out of available cash, principally from the proceeds of its public offering in April 1996. However, in connection with the acquisition of SEG, the Company entered into a new credit facility with its bank. Under this new facility, the Company has a revolving line of credit providing for borrowings up to $8.8 million based upon eligible amounts of accounts receivable, as defined in the credit agreement. Borrowings under the revolving line of credit bear interest at the LIBOR rate plus 2%. Under this credit facility, the Company's bank has also issued letters of credit in the aggregate amount of $15.3 million to the State of Tennessee to provide security for SEG's obligation to clean and remediate SEG's facility upon its closure.

ITEM 5.   OTHER EVENTS.

          On March 31, 1997, the Company announced that its management had made the decision to suspend temporarily the processing of radioactive waste and initiate an unscheduled controlled cool down of its glass melter at its M-Area processing plant located on the United States Department of Energy's ("DOE") Savannah River site. This decision by the Company's management was the result of the Company's operators observing over the previous few days increasing warning signs that accelerated wear on certain melter box internal components could be occurring. Based on these findings, the Company's management determined that it was prudent to cool down the melter and conduct a detailed inspection and assessment of any repairs

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or necessary refurbishment required to return to safe, full capacity operations.
The Company also indicated that if corrective action resulted in a delay in completing the processing of radioactive wastes, the Company could incur contract losses on its waste processing contract for the Savannah River site. Under this contract, all radioactive waste processing is required to be completed by October 1997.

          On April 16, 1997, the Company publicly announced that its management had reached a decision on the actions to be taken to resume radioactive waste processing at its facility at the DOE's Savannah River site. Although inspections confirmed that the melter could be restarted after only minimal repair, the Company's management concluded that such action would result in considerable risk that the melter might be unable to complete the $14 million fixed price contract for processing the radioactive waste without additional unscheduled shutdowns and repairs. Accordingly, the Company's management made the decision to undertake more extensive repairs and modification of the facility, including melter box replacement, before resumption of radioactive waste processing. The Company's management estimated that the M-Area facility will resume radioactive waste processing operations by the end of the fourth quarter of 1997. The schedule is impacted by the time required to order specialized refractory bricks for the melter and to complete assembly of the melter and because of the complexities of working in a regulated environment. As a result of the necessary repairs and the delay in completing the waste processing required by the contract, the Company announced that it will take a reserve of $5.9 million in the first quarter of 1997 to cover the estimated costs of the repair and for estimated losses on the fixed price contract resulting from the delay. The Company is seeking to extend the date by which it was required to complete the waste processing under the contract.

          The Company also announced on April 16, 1997 that the Company's senior management had established the priorities for the remainder of 1997 to be: (i) restarting the M-Area melter; (ii) successfully and rapidly incorporating SEG's business following the acquisition and (iii) meeting commitments to the DOE privatization cleanups in Hanford, Washington and Idaho. Consequently, the Company announced that its capital commitments will be directed to those priorities and that the Company's management will reduce the priority of, and capital commitments to, other projects which have higher levels of marketplace uncertainty or have longer-term financial prospects. As a result, the Company announced that the DuraChem facility, for processing commercial radioactive ion exchange resin in the United States, located in Barnwell, South Carolina, will not commence commercial operations in 1997 as previously reported.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) and (b) Financial Statements and Pro Forma Information.   It is
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impracticable to provide the required financial statements of SEG and the pro forma financial information required by this Item 7 of Form 8-K at this time. The required financial statements and pro forma financial information will be filed as soon as practicable, but no later than July 2, 1997.

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(c) Exhibits. The following exhibits are filed with this report, and the
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foregoing description is modified by reference to such exhibits:

     (1)  GTS Duratek, Inc. Press Release dated April 21, 1997.

     (2) Stock Purchase Agreement by and between Westinghouse Electric Corporation and GTS Duratek, Inc. dated as of April 8, 1997.

     (3) Credit Agreement as of April 18, 1997 between GTS Duratek, Inc., The Scientific Ecology Group, Inc., SEG Colorado, Inc., Hittman Transport Services, Inc., GTS Instrument Services, Incorporated, General Technical Services, Inc., Analytical Resources, Inc. and First Union National Bank of Maryland and First Union National Bank of North Carolina.

     (4) Security Agreement dated as of April 18, 1997 between GTS Duratek, Inc., General Technical Services, Inc., GTS Instrument Services, Incorporated, Analytical Resources, Inc. and First Union National Bank of Maryland.

     (5) Security Agreement dated as of April 18, 1997 between The Scientific Ecology Group, Inc., SEG Colorado, Inc., Hittman Transport Services, Inc. and First Union National Bank of Maryland.

     (6)  GTS Duratek, Inc. Press Release dated March 31, 1997.

     (7)  GTS Duratek, Inc. Press Release dated April 16, 1997.

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

                                  SIGNATURES
                                  ----------

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  GTS Duratek, Inc.

                                  By:  /s/ Robert F. Shawver
                                      --------------------------------------
                                             Robert F. Shawver
                                             Executive Vice President
                                             and Chief Financial Officer

Date:  April 25, 1997

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                                 EXHIBIT INDEX

Exhibit   Description                                                  Page No.
-------   -----------                                                  --------

(c)(1)    GTS Duratek, Inc. Press Release dated April 21, 1997.

(c)(2)    Stock Purchase Agreement by and between Westinghouse
          Electric Corporation and GTS Duratek, Inc. dated as of April
          8, 1997.

(c)(3) Credit Agreement as of April 18, 1997 between GTS Duratek, Inc., The Scientific Ecology Group, Inc., SEG Colorado, Inc., Hittman Transport Services, Inc., GTS Instrument Services, Incorporated, General Technical Services, Inc., Analytical Resources, Inc. and First Union National Bank of Maryland and First Union National Bank of North Carolina.

(c)(4) Security Agreement dated as of April 18, 1997 between GTS Duratek, Inc., General Technical Services, Inc., GTS
          Instrument Services, Incorporated, Analytical Resources, Inc. and First Union National Bank of Maryland.

(c)(5) Security Agreement dated as of April 18, 1997 between The Scientific Ecology Group, Inc., SEG Colorado, Inc., Hittman Transport Services, Inc. and First Union National Bank of Maryland.

(c)(6)    GTS Duratek, Inc. Press Release dated March 31, 1997.

(c)(7)    GTS Duratek, Inc. Press Release dated April 16, 1997.

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